Exhibit 99.4

                             JOINT FILING AGREEMENT

     The undersigned agree that this Schedule 13D filing herewith relating to securities of WorldWater Corp. is filed jointly on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated:  November 21, 2002
                                          /s/ Udi Toledano
                                              Udi Toledano

                                          /s/ Fred S. Fraenkel
                                              Fred S. Fraenkel